NITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
___________

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 19, 2018

TC PipeLines, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35358	52-2135448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Louisiana Street, Suite 700 Houston, TX	77002-2761
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(877) 290-2772

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 7.01   Regulation FD Disclosure .

On March 19, 2018, TC PipeLines, LP (the "Partnership") issued a news release providing its preliminary assessment of the potential impacts of the Federal Energy Regulatory Commission's (FERC) recent pronouncements regarding interstate and intrastate natural gas pipeline rate changes relating to federal income tax rates and its policy revision with respect to the recovery of income tax amounts included in the cost of service rates of certain natural gas pipelines within a master limited partnership (MLP).

A copy of the news release is furnished as Exhibit 99.1 to this report and incorporated by reference into this Item 7.01.

Item 9.01   Financial Statements and Exhibits .

(d)   Exhibits

Exhibit No.	Description
99.1	News Release of TC PipeLines, LP, dated March 19, 2018, providing its initial response to FERC orders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TC PipeLines, LP by: TC PipeLines GP, Inc., its general partner
By: /s/ Jon Dobson Jon Dobson Secretary

Dated:  March 19, 2018

EXHIBIT INDEX
Exhibit No.	Description
99.1	News Release of TC PipeLines, LP, dated March 19, 2018, providing its initial response to FERC orders.

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